UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of the earliest event reported)       July 31, 2007

VERI-TEK INTERNATIONAL, CORP.
(Exact Name of Registrant as Specified in Its Charter)

Michigan	001-32401	42-1628978

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

7402 W. 100th Place, Bridgeview, Illinois 60455
(Address of Principal Executive Offices) (Zip Code)

(708) 430-7500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry Into a Material Definitive Agreement.

        On July 31, 2007, Veri-Tek International, Corp. (the “Company”) entered into an asset purchase agreement with GT Distribution, LLC ( “GT Distribution”) pursuant to which GT Distribution transferred all of its rights and interest in the Noble forklift product line (the “Product Line”) to the Company in exchange for the discharge of obligations and trade payables of GT Distribution and certain of its subsidiaries totaling $4.2 million and assumption by the Company of certain liabilities associated with the Product Line.

        David J. Langevin, the Company’s Chairman and Chief Executive Officer, has a significant ownership interest in GT Distribution. As a result, the Company received a fairness opinion from an independent financial advisor and the approval of a special independent committee of the Company’s board of directors prior to entering into this transaction.

Item 9.01      Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

        See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

VERI-TEK INTERNATIONAL, CORP.
By: /s/ David H. Gransee
Name: David H. Gransee
Title: Chief Financial Officer

Date: August 6, 2007

EXHIBIT INDEX

Exhibit Number	Description

10.1	Asset Purchase Agreement dated July 31, 2007 by and among Veri-Tek International, Corp., GT Distribution, LLC, Schaeff Lift Truck Inc., Crane & Machinery, Inc., Manitex, Inc. and Manitex Liftking, ULC.

99.1	Press release dated August 1, 2007.